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RESTRICTED STOCK UNIT AWARD AGREEMENT

You have been granted an Outside Director Restricted Unit Award (“RSUs”) as follows:

Grant Date	# RSUs	Vesting Date	Payment Date
«DATE1»	«NUMBER»	«DATE2»	After Termination of Board Service

Plan Information:  The RSUs have been granted pursuant to the 1998 Stock Incentive Plan, as amended to date (the “Plan”), and are subject to all the restrictions, conditions and other terms contained in that Plan (see the enclosed Prospectus and Prospectus Supplement(s) for a summary of the Plan).  Each RSU represents the right to receive one share of Dollar General common stock (or equivalent cash payment at the sole discretion of the Compensation Committee) on the Payment Date.

Important Tax Law Changes:    Due to tax law changes enacted in the American Jobs Creation Act of 2004 and applicable to the Plan effective January 1, 2005, new rules contained in Section 409A of the Internal Revenue Code (“IRC”) apply to the payment of RSUs.  These new rules apply to RSUs that are unvested as of, or granted after, December 31, 2004.  Please refer to the Prospectus Supplement dated May 24, 2005 for more information.

Vesting Information:  The RSUs generally will vest on the Vesting Date set forth above if you are a member of the Board on that date. The Vesting Date may be accelerated upon a change in control of Dollar General, or upon the termination of your service as a director by reason of death, Disability or Normal Retirement (each as defined in the Plan), all as set forth in the Plan. If your service as a director is terminated for Cause (as defined in the Plan), all RSUs, vested or not, will terminate immediately and you will not be entitled to any payment with respect to your RSUs.

Payment Date and Form:  You will not receive a payment relating to the RSUs until you have ceased to be a Board member. Your payment will be made in shares of Dollar General common stock (other than fractional shares, which will be paid in cash), or in cash or part shares and part cash at the sole option of the Compensation Committee. Subject to the Plan’s election timing rules:

•

You can choose to receive your payment either in a single lump sum or in 10 or less annual installments.

•

You also may choose the timing of your lump sum payment or first payment installment from 3 options: (1) as soon as practicable after you cease to be a Board member (subject to a 6-month delay if you are a “key employee”); (2) on the first day of the calendar month beginning more than 6 months after you cease to be a Board member; or (3) on the first anniversary of the date on which you cease to be a Board member.

Your elections will apply to all RSUs granted to you under the Plan, not just to those subject to this particular award.

Election Timing Rules for Initial Elections:  If this is the first RSU grant you receive from Dollar General, you may make or change your “Initial Payment Elections” at any time up to and including 30 days after you first are granted RSUs (or by December 31, 2006, if earlier) on a Payment Election Form.  However, in no event may your Initial Payment Elections made within 30 days after your first RSU grant cause payments to be made after 2006 if they would otherwise be paid in 2006 under the Plan’s Default Payment Provisions or to be made in 2006 if they would otherwise be paid after 2006 under the Plan’s Default Payment Provisions. If properly completed and timely filed, your Payment Election Form will become effective upon receipt by the Stock Services Administrator.  In the event you do not affirmatively choose your elections or follow the proper procedures for doing so, the Plan Default Payment Provisions (described below) will apply.

If this is not the first RSU grant you receive from Dollar General, you may not make Initial Payment Elections with respect to this award.  In that event, your “Initial Payment Elections” will be either (1) those which you elected within 30 days after you were first granted RSUs, (2) those in place on December 31, 2005 (if you made payment elections on or before December 31, 2005) or (3) in the event you did not affirmatively make payment elections or follow the proper procedures for doing so, those under the Plan Default Payment Provisions (described below).

Election Timing Rules for Amended Elections:  After your initial election period (which ends 30 days after you are first granted RSUs), you may make changes to your Initial Payment Elections as long as:

(a)

you make the changes no later than 1 full year before your service as an Outside Director terminates;

(b)

the changes do not have the effect of accelerating the time or schedule of payment (e.g., you may not change from installments to a lump sum; and you may not elect to accelerate time of payment); and

(c)

the changes defer the first payment for at least 5 years from the previously selected payment date (except for elections to change the time or form of payment not related to death or disability).

Election Procedure:  Your payment elections must be in writing (see attached Payment Election Form) and delivered to Stock Services Administrator, 100 Mission Ridge, Goodlettsville, TN 37072.

Default Payment Provisions:    The “Plan Default Payment Provisions” provide that payment will be made in a lump sum (the Plan’s default payment form) as soon as practicable after you cease to be a Board member subject to a 6-month delay if you are a “key employee” (the Plan’s default payment time).

Beneficiary Designation:  You may also designate a beneficiary to receive your payments in the event of your death at any time by completing and delivering a Beneficiary Designation Form to Stock Services Administrator. If you make no beneficiary designation, your payments will be made to your estate upon your death.

General Information:  Section 8(c)(xi) of the Plan requires that you enter into an agreement with Dollar General regarding this award. Accordingly, please sign below and return to Susan Lanigan.

IN WITNESS WHEREOF, the parties have executed this Agreement effective as of «DATE1» ..

DOLLAR GENERAL CORPORATION

By:
Susan S. Lanigan
Executive Vice President and General Counsel

[DIRECTOR NAME]

OUTSIDE DIRECTOR RESTRICTED UNIT AWARD

PAYMENT ELECTION FORM

Instructions:  Please complete the following with respect to:

•

The timing of payment of your RSUs; and

•

Your designated beneficiary.

Please note that your elections will apply to all of your RSUs (whether previously awarded, currently awarded or to be awarded in the future), and that failure to file any election means you have elected the Plan Default Payment Provisions. VERY IMPORTANT: IF YOU PREVIOUSLY RECEIVED RSU GRANTS FROM DOLLAR GENERAL, YOU ARE ONLY PERMITTED TO MAKE AMENDED ELECTIONS.

Initial Elections:  You may make or change your payment elections at any time within the 30 day period after you first are granted RSUs (or by December 31, 2006, if earlier) by completing another Payment Election Form and submitting it to the Stock Services Administrator, 100 Mission Ridge, Goodlettsville, TN 37072.  However, in no event may your initial payment elections made within 30 days after your first RSU grant cause payments to be made after 2006 if they would otherwise be paid in 2006 under the Plan’s Default Payment Provisions or to be made in 2006 if they would otherwise be paid after 2006 under the Plan’s Default Payment Provisions. If properly completed and timely filed, your Payment Election Form will become effective upon receipt by the Stock Services Administrator.

Amended Elections:  After your initial election period, you may change your payment elections only if:  (a) the new election is made not later than 1 full year prior to the date on which you cease to be an Outside Director, (b) the new election does not accelerate the time or schedule of payment (e.g., you cannot elect to change from installments to a lump sum; and you cannot elect to accelerate time of payment), and (c) the first payment must be deferred for at least 5 years from the previously selected payment date (except for elections to change the time or form of payment not related to death or disability).  If properly completed and timely filed, an election change will supersede any prior elections made by you immediately upon receipt of your Payment Election Form by the Stock Services Administrator unless your service as a director terminates within 12 months of the receipt of your changes. In that case, your elections are considered to be (1) those reflected on the last Payment Election Form properly completed and timely received by the Stock Services Administrator more than 12 months prior to your service termination date or (2) if there is no Payment Election Form properly completed and timely received by the Stock Services Administrator, those under the Plan Default Payment Provisions. We refer to the date on which your service as a director terminates as your “Service Termination Date.”

Form of Payment:  Choose one of the following:

[    ]

Lump Sum Distribution

[    ]

Annual Installments (if you choose this option, indicate below the number of annual installments desired, which may not exceed 10):

No. of Annual Installments: ______

Timing of Payment: Choose one of the following to indicate when you would like your lump sum distribution or your first annual installment, as applicable, to be made:

[    ]

As soon as practicable after my Service Termination Date (subject to a 6-month delay if you are a “key employee”);

[    ]

On the first day of the calendar month beginning more than 6 months after my Service Termination Date

[    ]

On the first anniversary of my Service Termination Date

Date
Signature

OUTSIDE DIRECTOR RESTRICTED UNIT AWARD

BENEFICIARY DESIGNATION FORM

Instructions:  If you have not designated a beneficiary for your Outside Director Restricted Unit Awards (“RSUs”) OR if you would like to change your previously designated beneficiary for your RSUs, please complete the following.

You may change your designated beneficiary at any time by completing another Beneficiary Designation Form and submitting it to the Stock Services Administrator, 100 Mission Ridge, Goodlettsville, TN 37072.

Beneficiary Designation:

Please indicate below the name of the person to whom you would like your payments to be made upon your death (if you do not designate a beneficiary, payments will be made to your estate):

I understand that this Beneficiary Designation Form supersedes any prior Beneficiary Designation Form for my RSUs.

Date
Signature